UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2009

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-13990

Virginia	54-1589611
(State of incorporation)	(I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on November 26, 2008, LandAmerica Financial Group, Inc. (“LFG”) and LandAmerica 1031 Exchange Services, Inc. (“LES” and, together with LFG and certain other debtor-affiliates, the “Debtors”) filed voluntary petitions under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”).

Also as previously disclosed, on November 23, 2009, the Bankruptcy Court entered an order confirming the Debtors’ joint plan of liquidation under Chapter 11 of the Bankruptcy Code, as revised and filed with the Bankruptcy Court on November 16, 2009 (the “Plan”).

On December 7, 2009, the Debtors satisfied the conditions precedent to the effectiveness of the Plan and filed a Notice of Effective Date of the Plan (the “Notice of Effective Date”) with the Bankruptcy Court. A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and incorporated in this Item 1.03 by reference. As a result the Plan was declared effective as of that date (the “Effective Date”).

As a result of the Plan being declared effective, LFG’s existing equity interests have been cancelled without consideration as of the Effective Date and have no value. No shares are being reserved for future issuance in respect of claims and interests filed and allowed under the Plan. Therefore all existing equity interests, including common stock, of LFG are worthless, and there is no value to the conversion rights of convertible debt.

LFG will shortly file a Form 15 with the Securities and Exchange Commission (the “Commission”) to provide notice of the suspension of its reporting obligation under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon filing a Form 15, LFG will immediately cease filing any further periodic or current reports under the Exchange Act.

It is not possible to determine the extent of recoveries of creditors of the Debtors, as these will continue to be dependent on the completion of the asset recovery and allocation process, and the determination of the total claims pool, none of which have been completed at this time. Recovery of any claims by creditors against any of the LFG related companies’ bankruptcy estates is highly speculative and LFG urges investors to use extreme caution in any investment decisions.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Date, and as contemplated by the Plan, the board of directors of LFG was eliminated, effective immediately, and the rights, powers and duties of LFG’s board of directors were vested in the LFG governor, an officer named under the Plan to govern LFG after the effective date. As a result, each of LFG’s directors, John P. McCann, Robert T. Skunda, Thomas G. Snead, Jr. and Marshall B. Wishnack, ceased being a director of LFG on the Effective Date.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Notice of Effective Date of the Final Plan of Liquidation of LandAmerica Financial Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ Robb Evans
Robb Evans
Dissolution Trustee

 Date:  December 9, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Effective Date of the Final Plan of Liquidation of LandAmerica Financial Group, Inc.